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                                                                       Exhibit N

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this registration statement on Form N-2 (the "Registration Statement") of our report dated October 22, 2002, relating to the financial statements and financial highlights appearing in the August 31, 2002 Annual Report to Shareholders of Columbia Floating Rate Advantage Fund (formerly Liberty Floating Rate Advantage Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.





PricewaterhouseCoopers LLP
Boston, Massachusetts
October 29, 2003